Exhibit 99.1

Pitney Bowes Announces Third Quarter 2022 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--November 1, 2022--Pitney Bowes (NYSE: PBI), a global shipping and mailing company that provides technology, logistics, and financial services, today announced its financial results for the third quarter 2022.

“We continue to successfully navigate the cross-currents in the global economy and remain singularly focused on emerging from this environment in a stronger position,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “Similar to last quarter, SendTech and Presort both grew on a constant currency basis and Global Ecommerce declined as a result of international macroeconomic challenges, including US dollar strength. The resilience of SendTech and Presort will serve us well going forward and the improved service levels we are seeing in our Domestic Parcel network within Global Ecommerce will drive substantial volume and margin expansion.”

Third Quarter Financial Highlights

  Revenue in the quarter was $831 million, a decrease of 5 percent on a reported basis and 4 percent, constant currency, versus the comparable quarter in 2021
  GAAP EPS was $0.03 and Adjusted EPS was $0.00 in the quarter versus $0.05 and $0.08, respectively, in third quarter 2021
  Adjusted EBIT was $38 million compared to $39 million in second quarter 2022 and a decline of $12 million on a year-over-year basis
  GAAP cash from operating activities in the quarter was a net use of $36 million
  Free cash flow was a net use of $16 million versus a net source of $30 million in third quarter 2021; the year-over-year decline was driven by changes in working capital and lower net income partially offset by lower capital expenditures and an increase in customer deposits
  Cash and short-term investments were $607 million at the end of the quarter

Third Quarter Business Highlights

  Domestic Parcel revenue grew by 2 percent with improved gross margins despite lower volumes
  Presort revenue grew 4 percent on a year-over-year basis and with a 500 basis point EBIT margin improvement relative to second quarter 2022
  SendTech revenue grew on a constant currency basis driven by high-teens growth in shipping-related revenues
  Equipment revenue and financial receivables both grew year-over-year

Earnings per share results are summarized in the table below

	Third Quarter
	2022	2021
GAAP EPS	$0.03	$0.05
Discontinued Operations	-	-
GAAP EPS from Continuing Operations	$0.03	$0.05
Restructuring Charges	$0.02	$0.02
Gain on Sale of Businesses	($0.05)	-
Loss on Debt Redemption	-	$0.01
Adjusted EPS	$0.00	$0.08
* The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

Global Ecommerce
Global Ecommerce provides business to consumer logistics services for domestic and cross-border delivery, returns and fulfillment.

	Third Quarter
($ millions)	2022	2021	% Change Reported	% Change Ex Currency
Revenue	$354	$398	(11%)	(10%)
EBITDA	($17)	$0	>(100%)
EBIT	($35)	($21)	(66%)

The segment revenue decline was largely driven by lower volumes, especially Cross-border, where US Dollar strength is pressuring international ecommerce activity. Domestic Parcel volumes were 36 million in the quarter, 4 million lower compared to prior year, with revenues increasing 2 percent driven by better per parcel yields.

Decreases in segment margins were the result of lower volumes in Cross-border and Digital Shipping Solutions, offset by modest improvements in Domestic Parcel.

Presort Services
Presort Services provides sortation services that enable clients to qualify for USPS workshare discounts in First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter.

	Third Quarter
($ millions)	2022	2021	% Change Reported	% Change Ex Currency
Revenue	$145	$139	4%	4%
EBITDA	$28	$27	2%
EBIT	$21	$21	(2%)

Revenue growth was driven by better revenue per piece and new client additions which was partially offset by lower volumes from existing clients.

EBIT margins improved 500 basis points sequentially to 14%, primarily from higher revenue per piece and productivity gains.

SendTech Solutions
Sending Technology Solutions offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	Third Quarter
($ millions)	2022	2021	% Change Reported	% Change Ex Currency
Revenue	$332	$338	(2%)	1%
EBITDA	$102	$107	(4%)
EBIT	$95	$99	(4%)

Better year-over-year Equipment sales and a strong increase in Business Services revenues largely offset lower Finance and Support Services. Equipment sales and Business Services revenue continued to benefit from new mailing products and shipping solutions. Shipping-related revenues experienced high-teens percent growth on a year-over-year basis.

EBITDA and EBIT declined as a result of lower, high-margin Finance and Service revenues.

Full Year 2022 Guidance

The Company is reaffirming the previously communicated revenue and EBIT guidance. The Company expects full year revenue (constant currency) to range from a low-single digit percentage decline to a low single digit percentage increase. The Company also expects full year EBIT to range from a high-single digit percentage decline to a mid-single digit percentage increase.

The Company also expects positive free cash flow for full year 2022.

Conference Call and Webcast
Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. EDT. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes
Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information, visit: www.pitneybowes.com

Use of Non-GAAP Measures
The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of discontinued operations, restructuring charges, gains, losses and costs related to acquisitions and dispositions, asset and goodwill impairment charges, and other unusual or one-time items. Such items are often inconsistent in amount and frequency and as such, the Company believes that these non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides investors a better understanding of the underlying revenue performance.

Free cash flow adjusts cash from operations calculated in accordance with GAAP for discontinued operations, capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank and other special items. The Company reports free cash flow to provide investors insight into the amount of cash that management could have available for other discretionary uses.

Segment EBIT is the primary measure of profitability and operational performance at the segment level and is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, unallocated corporate expenses, restructuring charges, asset and goodwill impairment charges, and other items not allocated to a segment. The Company also reports segment EBITDA as an additional useful measure of segment profitability and operational performance.

Complete reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at www.pb.com/investorrelations

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our, and our client’s business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS' performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company's 2021 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, EBIT and EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three and nine months ended September 30, 2022 and 2021, and consolidated balance sheets at September 30, 2022 and December 31, 2021 are attached.

Pitney Bowes Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue:
Business services	$518,405	$551,384	$1,667,267	$1,688,860
Support services	107,642	113,413	325,619	347,266
Financing	67,757	71,936	207,084	223,201
Equipment sales	83,528	83,234	262,810	256,304
Supplies	37,455	38,211	116,761	119,090
Rentals	16,127	17,271	49,810	55,128
Total revenue	830,914	875,449	2,629,351	2,689,849

Costs and expenses:
Cost of business services	452,715	472,216	1,433,474	1,454,564
Cost of support services	36,618	38,250	111,463	112,646
Financing interest expense	13,692	11,710	37,827	35,369
Cost of equipment sales	60,595	62,221	188,181	185,622
Cost of supplies	10,529	10,705	33,074	32,383
Cost of rentals	6,270	6,480	19,052	18,940
Selling, general and administrative	209,576	225,024	678,999	699,316
Research and development	9,812	10,621	32,400	32,996
Restructuring charges	4,264	3,701	12,672	11,434
Interest expense, net	23,685	24,312	66,816	73,816
Other components of net pension and postretirement expense	1,427	46	3,229	708
Other (income) expense, net	(8,398)	3,193	(20,299)	40,941
Total costs and expenses	820,785	868,479	2,596,888	2,698,735

Income (loss) from continuing operations before taxes	10,129	6,970	32,463	(8,886)
Provision (benefit) for income taxes	4,642	(1,525)	1,819	(10,602)
Income from continuing operations	5,487	8,495	30,644	1,716
Income (loss) from discontinued operations, net of tax	-	572	-	(4,334)
Net income (loss)	$5,487	$9,067	$30,644	$(2,618)

Basic earnings (loss) per share:
Continuing operations	$0.03	$0.05	$0.18	$0.01
Discontinued operations	-	-	-	(0.02)
Net income (loss)	$0.03	$0.05	$0.18	$(0.02)

Diluted earnings (loss) per share:
Continuing operations	$0.03	$0.05	$0.17	$0.01
Discontinued operations	-	-	-	(0.02)
Net income (loss)	$0.03	$0.05	$0.17	$(0.02)

Weighted-average shares used in diluted earnings per share	176,966	179,409	177,418	178,949

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	September 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$596,647	$732,480
Short-term investments	10,014	14,440
Accounts and other receivables, net	287,751	334,630
Short-term finance receivables, net	551,476	560,680
Inventories	89,946	78,588
Current income taxes	27,442	13,894
Other current assets and prepayments	146,636	157,341
Total current assets	1,709,912	1,892,053
Property, plant and equipment, net	427,958	429,162
Rental property and equipment, net	28,451	34,774
Long-term finance receivables, net	597,198	587,427
Goodwill	1,045,940	1,135,103
Intangible assets, net	79,399	132,442
Operating lease assets	259,248	208,428
Noncurrent income taxes	56,339	68,398
Other assets	388,704	471,084
Total assets	$4,593,149	$4,958,871

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$766,170	$922,543
Customer deposits at Pitney Bowes Bank	663,420	632,062
Current operating lease liabilities	45,761	40,299
Current portion of long-term debt	27,133	24,739
Advance billings	94,100	99,280
Current income taxes	2,051	9,017
Total current liabilities	1,598,635	1,727,940
Long-term debt	2,189,566	2,299,099
Deferred taxes on income	273,455	286,445
Tax uncertainties and other income tax liabilities	31,566	31,935
Noncurrent operating lease liabilities	239,788	192,092
Other noncurrent liabilities	268,415	308,728
Total liabilities	4,601,425	4,846,239

Stockholders' equity:
Common stock	323,338	323,338
Additional paid-in-capital	-	2,485
Retained earnings	5,128,030	5,169,270
Accumulated other comprehensive loss	(905,453)	(780,312)
Treasury stock, at cost	(4,554,191)	(4,602,149)
Total stockholders' (deficit) equity	(8,276)	112,632
Total liabilities and stockholders' equity	$4,593,149	$4,958,871

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change

Global Ecommerce	$354,326	$398,011	(11%)	$1,166,623	$1,229,526	(5%)
Presort Services	144,824	139,296	4%	444,302	417,041	7%
Sending Technology Solutions	331,764	338,142	(2%)	1,018,426	1,043,282	(2%)
Total revenue - GAAP	830,914	875,449	(5%)	2,629,351	2,689,849	(2%)
Currency impact on revenue	13,354	-		28,123	-
Revenue, at constant currency	$844,268	$875,449	(4%)	$2,657,474	$2,689,849	(1%)

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended September 30,
	2022			2021			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(34,881)	$17,982	$(16,899)	$(20,950)	$20,935	$(15)	(66%)	>(100%)
Presort Services	20,561	7,182	27,743	21,062	6,235	27,297	(2%)	2%
Sending Technology Solutions	95,234	7,248	102,482	98,950	7,694	106,644	(4%)	(4%)
Segment total	$80,914	$32,412	113,326	$99,062	$34,864	133,926	(18%)	(15%)

Reconciliation of Segment EBITDA to Net Income:
Segment depreciation and amortization			(32,412)			(34,864)
Unallocated corporate expenses			(42,908)			(49,176)
Restructuring charges			(4,264)			(3,701)
Gain on sale of business			13,764			-
Loss on debt refinancing			-			(3,193)
Interest, net			(37,377)			(36,022)
(Provision) benefit for income taxes			(4,642)			1,525
Income from continuing operations			5,487			8,495
Income from discontinued operations, net of tax			-			572
Net income			$5,487			$9,067

	Nine months ended September 30,
	2022			2021			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(77,402)	$60,906	$(16,496)	$(58,157)	$58,171	$14	(33%)	>(100%)
Presort Services	53,044	20,601	73,645	56,247	20,532	76,779	(6%)	(4%)
Sending Technology Solutions	295,374	22,159	317,533	320,541	22,835	343,376	(8%)	(8%)
Segment Total	$271,016	$103,666	374,682	$318,631	$101,538	420,169	(15%)	(11%)

Reconciliation of Segment EBITDA to Net Income (Loss):
Segment depreciation and amortization			(103,666)			(101,538)
Unallocated corporate expenses			(141,537)			(162,957)
Restructuring charges			(12,672)			(11,434)
Gain on sale of assets			14,372			1,434
Gain on sale of business, including transaction costs			10,920			10,201
Loss on debt redemption/refinancing			(4,993)			(55,576)
Interest, net			(104,643)			(109,185)
(Provision) benefit for income taxes			(1,819)			10,602
Income from continuing operations			30,644			1,716
Loss from discontinued operations, net of tax			-			(4,334)
Net income (loss)			$30,644			$(2,618)

(1)	Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment. In 2022, we refined the methodology for allocating transportation costs between Global Ecommerce and Presort Services, resulting in an increase in Global Ecommerce EBIT and a corresponding decrease in Presort Services EBIT of $3 million and $9 million for the three and nine months ended September 30, 2022, respectively.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Reconciliation of reported net income (loss) to adjusted EBIT and EBITDA
Net income (loss)	$5,487	$9,067	$30,644	$(2,618)
(Income) loss from discontinued operations, net of tax	-	(572)	-	4,334
Provision (benefit) for income taxes	4,642	(1,525)	1,819	(10,602)
Income (loss) from continuing operations before taxes	10,129	6,970	32,463	(8,886)
Restructuring charges	4,264	3,701	12,672	11,434
Gain on sale of assets	-	-	(14,372)	(1,434)
Gain on sale of business, including transaction costs	(13,764)	-	(10,920)	(10,201)
Loss on debt redemption/refinancing	-	3,193	4,993	55,576
Adjusted net income before tax	629	13,864	24,836	46,489
Interest, net	37,377	36,022	104,643	109,185
Adjusted EBIT	38,006	49,886	129,479	155,674
Depreciation and amortization	39,280	41,809	124,752	121,225
Adjusted EBITDA	$77,286	$91,695	$254,231	$276,899

Reconciliation of reported diluted earnings (loss) per share to adjusted diluted earnings per share
Diluted earnings (loss) per share	$0.03	$0.05	$0.17	$(0.02)
Loss from discontinued operations, net of tax	-	-	-	0.02
Restructuring charges	0.02	0.02	0.05	0.05
Gain on sale of assets	-	-	(0.06)	(0.01)
Gain on sale of business, including transaction costs	(0.05)	-	(0.09)	(0.02)
Loss on debt redemption/refinancing	-	0.01	0.02	0.23
Adjusted diluted earnings per share (1)	$(0.00)	$0.08	$0.10	$0.26

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash from operating activities	$(36,465)	$71,446	$9,229	$216,174
Capital expenditures	(33,359)	(57,204)	(97,533)	(140,907)
Restructuring payments	3,506	6,023	11,761	14,847
Change in customer deposits at PB Bank	47,271	9,879	31,359	25,512
Transaction costs paid	3,268	-	5,400	-
Free cash flow	$(15,779)	$30,144	$(39,784)	$115,626

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203.351.6785

Financial -
Ned Zachar, CFA
VP, Investor Relations
203.614.1092

Alex Brown
Senior Manager, Investor Relations
203.351.7639